                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              VITECH AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              VITECH AMERICA, INC.
                           2190 NORTHWEST 89TH PLACE,
                           MIAMI, FLORIDA 33172-2427

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 2000

                             ---------------------

TO THE HOLDERS OF THE COMMON STOCK:

     PLEASE TAKE NOTICE that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Vitech America, Inc., a Florida corporation (the "Company"), will be held at 2190 Northwest 89th Place, Miami, Florida 33172-2427 on June 5, 2000 at 9:00 a.m., Eastern Standard Time, or at any and all adjournments thereof, for the following purposes:

          (1) To elect five directors to our Board of Directors to hold office until our 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          (2) To ratify the appointment of Pannell Kerr Forster PC as auditors of our financial statements for the fiscal year ending December 31, 2000; and

          (3) To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the Company's number of authorized shares of Common Stock from 30,000,000 to 60,000,000.

          (4) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Our Board of Directors has fixed the close of business on April 26, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     Our financial statements for the fiscal year ended December 31, 1999 are included in our accompanying Annual Report on Form 10-K/A. The Annual Report does not form any part of the material for the solicitation of proxies.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          By Order of The Board of Directors,

                                          Edward A. Kelly
                                          Secretary

Miami, Florida
May 15, 2000

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              VITECH AMERICA, INC.
                           2190 NORTHWEST 89TH PLACE
                           MIAMI, FLORIDA 33172-2427

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vitech America, Inc, a Florida corporation (the "Company"), of proxies for use at the 2000 Annual Meeting of Shareholders ("Annual Meeting") to be held at 2190 Northwest 89th Place, Miami, Florida 33172-2427 on June 5, 2000 at 9:00 a.m., Eastern Standard Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report of the Company on Form 10-K/A for the fiscal year ended December 31, 1999 is being mailed together with this Proxy Statement and form of Proxy. The date of mailing of this Proxy Statement and form of Proxy is approximately May 15, 2000.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on April 26, 2000, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date, on which the transfer books of the Company remained open, will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a shareholder may have given a proxy, such shareholder may nevertheless attend the meeting, revoke the proxy and vote in person. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required to elect the directors. Ratification of appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy. The amendment of the Company's Articles of Incorporation will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock.

     As of April 26, 2000, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 16,345,939 shares of the Common Stock of the Company, no par value per share ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum and have no effect of a vote on the ratification of the appointment of the Company's independent auditors, but will have the effect of a negative vote concerning the amendment of the Company's Articles of Incorporation.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth Common Stock ownership information as of April 26, 2000, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group:

                                                                      PERCENTAGE BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       NUMBER OF SHARES               OWNED(2)
---------------------------------------       ----------------        -----------------------
Georges C. St. Laurent, III.................        6,232,610(3)               33.8%
William C. St. Laurent......................        5,783,325(4)(5)            31.5
H.R. Shepherd...............................           53,000(6)                  *
William Robin Blackhurst....................           31,000(7)                  *
Francisco Suarez Warden.....................           10,000(8)                  *
Edward A. Kelly.............................          104,300(9)                  *
Georges C. St. Laurent, Jr..................        3,357,827(10)              20.1
  5115 Dubois Avenue
  Vancouver, WA 98661
Gateway Companies, Inc......................        3,351,351(11)              17.5
  4545 Towne Centre Court
  San Diego, CA 92121
St. Denis J. Villere & Company, Inc.........        1,060,616                   6.5
  210 Baronne St., Suite 808
  New Orleans, LA 70112-1727
All directors and named executive...........       12,214,235(12)              59.3
  officers as a group (6 persons)

---------------

 *  Less than 1%
 (1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o Vitech America, Inc., 2190 N.W. 89th Place, Miami, Florida 33172. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised. As of April 26, 2000 there were 16,345,939 shares of Common Stock outstanding.
 (3) Includes options to purchase 2,075,700 shares of Common Stock.
 (4) Includes 2,485,608 shares of Common Stock held by Wolf Partners, a family Limited Partnership of which William C. St. Laurent is the general partner.
 (5) Includes options to purchase 1,994,300 shares of Common Stock.
 (6) Includes options to purchase 53,000 shares of Common Stock.
 (7) Includes options to purchase 31,000 shares of Common Stock.
 (8) Includes options to purchase 10,000 shares of Common Stock.
 (9) Includes options to purchase 99,540 shares of Common Stock.
(10) Includes options and warrants to purchase 387,467 shares of Common Stock.
(11) Includes an option to convert a convertible note into 2,813,067 shares of Common Stock.
(12) See notes (3)-(9) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been complied with for the period to which this proxy relates.

                        ELECTION OF DIRECTORS; NOMINEES

     Six individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote FOR the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                             NOMINEES FOR ELECTION

                 NAME                    AGE                         POSITION
                 ----                    ---                         --------
Georges C. St. Laurent, III(2).........  39           Chairman of the Board of Directors and
                                                        Chief Executive Officer
William C. St. Laurent(1)..............  35           President, Chief Operating Officer, and
                                                        Director
H.R. Shepherd(1)(2)....................  78           Director
William Robin Blackhurst(1)............  65           Director
Francisco Suarez Warden(2).............  57           Director

---------------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     Georges C. St. Laurent III. Mr. St. Laurent has served as Chairman of the Board and Chief Executive Officer of the Company since 1993. Between 1986 and January 1993, Mr. St. Laurent operated a proprietary firm, GSL Trading Co., Miami, Florida, which was engaged in the re-manufacturing of computer hardware for sale to Brazil and other countries in Latin America. Between 1986 and 1993, Mr. St. Laurent was also an officer and principal shareholder of TNT Systems Inc., which was a computer parts broker selling to customers in Latin America and the U.S. Between 1983 and 1986, Mr. St. Laurent was a member of the Chicago Mercantile Exchange and was engaged in trading activities for his proprietary account specializing in currency options and futures market making. Since 1986 to the present, Mr. St. Laurent has been a director of Clinica Kirpalmar, a not-for-profit Latin American medical foundation. Mr. St. Laurent graduated from Yale University in 1982 with a B.S. in Molecular Biology. Georges C. St. Laurent III is the brother of William C. St. Laurent.

     William C. St. Laurent. Mr. St. Laurent has served as President and Chief Operating Officer of the Company and a Director since 1993. Mr. St. Laurent has also served as Vice Chairman of the Board of Directors of the Western Bank of Oregon from January 1989 through January 1996. Mr. St. Laurent previously owned several private foods processing companies located in Oregon from 1988 to 1992. Mr. St. Laurent graduated from Cornell University in 1986 with a B.S. in Hotel Administration. Mr. St. Laurent also owns 100% of the voting shares of Vitoria Tecnologia S.A., which was the primary customer of the Company from inception until Vitoria Tecnologia S.A. ceased operations in March of 1996. William C. St. Laurent is the brother of Georges C. St. Laurent III.

     H.R. Shepherd. Mr. Shepherd has been a director of the Company since November 1996. Since 1993, Mr. Shepherd has served as special advisor to the Chairman of Medeva PLC, an international pharmaceutical company. From 1955 to 1993 Mr. Shepherd served as Founder and Chairman of Armstrong Pharmaceuticals, previously known as Aerosol Techniques, a pharmaceutical drug delivery company which was acquired by Medeva PLC. Mr. Shepherd presently is the Chairman of the Albert F. Sabin Vaccine Foundation.

     William Robin Blackhurst. Mr. Blackhurst has served as Director of the Company since January 1998. Mr. Blackhurst retired in 1997 after serving as managing director for the Sao Paulo office of UBS Securities LLC since 1994. Prior to 1994, Mr. Blackhurst was engaged in managerial positions at Banco Multiplic S.A., ACP (Automated Call Processing), Inc. and Brazil Venture Capital Partic. Ltda. Mr. Blackhurst holds a Master of Arts degree in Law from the Balliol College, Oxford University in England.

     Francisco Suarez Warden, CPA. Mr. Suarez has served as Director of the Company since February 2000. Mr. Suarez is the Director of Human Resources for Groupo Financiero Bancomer, Mexico. He has over 25 years of senior management experience with U.S Fortune 500 companies operating in Latin America. Mr. Suarez is a former President of the Mexican Institute of Financial Executives (Monterrey Chapter) and Vice President of the Board of the National Chapter. He received his CPA degree from the Instituto Tecnologico de Monterrey, Mexico.

EXECUTIVE OFFICERS

     A summary of the background and experience of each executive officer, other than Georges C. St. Laurent III and William C. St. Laurent is set forth below in the following paragraph. The background and experience of Georges C. St. Laurent, III and William C. St. Laurent are described in the section captioned "Election of Directors; Nominees." All executive officers serve at the discretion of the Board of Directors.

     Edward A. Kelly. Mr. Kelly has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment as Chief Financial Officer, Mr. Kelly had served as the Company's Corporate Controller since June of 1996. Mr. Kelly graduated from the University of Florida with a Bachelor of Science Degree in Finance and holds a Master of Business Administration from the University of Florida. Prior to joining the Company, Mr. Kelly worked as an associate with a seed capital fund that assisted start-up technology companies. Prior to that, Mr. Kelly worked in the cellular telephone industry with Bell South Mobility, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's fiscal year ended December 31, 1999, the Company's Board of Directors held four (4) meetings and took action an additional one (1) time by Unanimous Written Consent. Each member of the Board participated in each action of the Board.

     The Board of Directors of the Company has established a Compensation Committee and an Audit Committee. The Compensation Committee administers the Company's stock option plan and makes recommendations to the full Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees. The members of the Compensation Committee are Georges C. St. Laurent, H.R. Shepherd, and Francisco Suarez. During the year ended December 31, 1999, the Compensation Committee held one (1) meeting. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. The members of the Audit Committee are William St. Laurent, William Robin Blackhurst and H.R. Shepherd. During the year ended December 31, 1999, the Audit Committee held one

(1) meeting. The Compensation Committee and the Audit Committee consist of a majority of independent directors.

     Directors who are not employees of the Company are paid $2,500 per meeting for serving as directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to the compensation paid by the Company for the past three fiscal years to: (i) the Company's Chairman and Chief Executive Officer; and (ii) each of the Company's executive officers who earned more than $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers"):

                                                                            STOCK      ALL OTHER ANNUAL
NAME AND PRINCIPAL POSITION                   YEAR    SALARY     BONUS    OPTIONS(#)     COMPENSATION
---------------------------                   ----   --------   -------   ----------   ----------------
Georges C. St. Laurent, III,................  1999   $192,000   $50,000         --           --
  Chairman of the Board                       1998    240,000    50,000         --           --
  and Chief Executive Officer                 1997    240,000        --         --           --

William C. St. Laurent,.....................  1999   $192,000   $50,000         --           --
  President and Chief Operating Officer       1998    240,000    50,000         --           --
                                              1997    240,000        --         --           --

Edward A. Kelly.............................  1999   $100,000   $30,000     25,000           --
  Chief Financial Officer                     1998    100,000    18,063         --           --
                                              1997     68,500    13,000     27,500           --

OPTION GRANTS IN LAST FISCAL YEAR

     During the year ended December 31, 1999, the Company granted options to purchase 25,000 shares of the Common Stock of the Company to Edward A. Kelly. The options are exercisable at a price of $9.00 per share and are exercisable over a five year period. Other than this, no other options were granted to the Named Executive Officers during the year ended December 31, 1999.

AGGREGATED FISCAL YEAR-END OPTIONS VALUE TABLE

     The table below sets forth certain information pertaining to unexercised stock options held by the Named Executive Officers during the year ended December 31, 1999. No Stock Options were exercised by the Named Executive Officers during the year ended December 31, 1999.

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES                  HELD AT DECEMBER 31, 1999       AT DECEMBER 31, 1999
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Georges C. St. Laurent, III....       0           0        2,075,700          0           $     0           0
William C. St. Laurent.........       0           0        1,994,300          0                 0           0
Edward A. Kelly................       0           0           59,540          0            47,450           0

---------------

(1) The closing bid quotation for the Company's Common Stock as reported by the Wall Street Journal on December 31, 1999 was $8.00 and $5.69 on April 26, 2000.

1996 STOCK OPTION PLAN

     The 1996 Stock Option Plan provides for the grant of options to purchase up to 550,000 shares of Common Stock to employees, officers, directors, and consultants of the Company. Options may be either incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the Code), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company. The plan is in addition to the currently outstanding options to purchase 330,000 shares of Common Stock that Georges C. St. Laurent III and William C. St. Laurent have elected to reserve for the transfer to employees of the Company.

     The Plan is administered by the Compensation Committee of the Board of Directors, which determines, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

     The exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The exercise price of a non-qualified option may be established by the Board of Directors (or the Compensation Committee). The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a 10% Shareholder) shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitations.

     Incentive stock options may not be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option may be exercised only by the optionee. In the event of termination of employment for cause or voluntary termination of employment by the optionee, the option will expire upon such termination. In the event of termination of employment other than by death or disability, for cause, or voluntary termination by the optionee, the optionee will have no more than thirty days after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of death or permanent and total disability, such optionee s options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be issued within ten years from August 20, 1996, the effective date of the Plan. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Shareholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee s grant, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his or her stock options with no additional investment other than the consideration paid for the purchase of such optionee s original shares.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

     The Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan may not be increased without the consent of the shareholders of the Company.

     As of the date of this Proxy, options for 287,127 shares of Common Stock have been issued pursuant to this plan. Such options were issued to employees, directors and consultants of the Company at exercise prices ranging from $6.50 to $18.00 per share.

BOARD COMPENSATION COMMITTEE REPORT OR EXECUTIVE COMPENSATION

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such Acts.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses. The Compensation Committee currently consists of Messrs. Georges C. St. Laurent III, H.R. Shepherd, and Francisco Suraez Warden, Messrs. Shepherd and Suarez are non-employee directors of the Company. Mr. St. Laurent does not vote on or participate in discussions concerning his compensation.

     In determining the compensation of the Company's Executive officers, the Compensation Committee takes into account all factors which it considers relevant, including the business conditions in general and in the Company's line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted toward incentive forms of compensations, including stock options, so that such executive's interest is aligned with the interests of the shareholders of the Company. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. The Compensation program for the executive officers in 1999 consisted of base salaries, cash bonuses and stock option grants and reimbursement of certain business related expenses.

     To the extent readily determinable, another factor the Compensation Committee considers when determining compensation is the anticipated tax treatment to the Company and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by the Company depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Further interpretations of, and changes in the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation.

                                          Compensation Committee

                                          Georges C. St. Laurent III, Chairman
                                          H.R. Shepherd
                                          Francisco Suarez Warden

STOCK PERFORMANCE GRAPH

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
        AMONG VITECH AMERICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                                                                               NASDAQ STOCK MARKET           NASDAQ COMPUTER
                                                  VITECH AMERICA, INC.               (U.S.)                   MANUFACTURER
                                                  --------------------         -------------------           ---------------
10/96                                                      100                         100                         100
12/96                                                       94                         106                         105
12/97                                                      164                         130                         126
12/98                                                      155                         183                         274
12/99                                                       80                         339                         584

* $100 Invested on 10/31/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     In March 1999, the Company received a loan from Georges St. Laurent Jr., the father of Georges St. Laurent III, the Company's Chairman of the Board and Chief Executive Officer, and William St. Laurent, the Company's President and Chief Operating Officer, ("GSL Jr."), for the principal amount of $10.5 million. This loan was in addition to the $6.7 million in loans that the Company had received in 1998 from GSL Jr. The $6.7 million loans are evidenced by promissory notes, are secured by certain assets of the Company, bear interest at the annual rate of 10%, and are payable upon demand with 90 days notice. The $10.5 million loan is evidenced by a promissory note, bears interest at the annual rate of 10%, and, at the makers option, can be exchanged for a convertible note (convertible at $9.25) should the loan not be repaid on demand with 90 days notice. In connection with this loan the Company issued to GSL Jr., warrants to purchase 300,000 shares of the common stock of the Company at an exercise price of $9.25 per share. During 1999, the Company repaid approximately $3.6 million of such loans.

     During 1999 and 1998, the Company bought and sold products and services from/to ITC.net, an entity related through common ownership, valued in the amount of approximately $3.5 million and $1.1 million, respectively. As of December 31, 1999, the Company had a receivable outstanding from ITC.net of $1.6 million. Additionally, during 1998, the Company entered into a joint marketing agreement with ITC.net, whereby the two companies will cross sell each others products. In consideration for the joint marketing agreement, ITC.net granted to the Company's shareholders of record date March 1, 1999, warrants to purchase one share of ITC.net common stock for every share of the Company owned by the shareholder. The warrants have an exercise price of $0.15 per share and are non-exercisable and non-transferable until such time that there is an effective registration statement covering the securities of ITC.net.

     In April 1999, the Company received a short-term loan from Gateway Companies, Inc. ("Gateway") for the principal amount of $11 million, bearing interest at the annual rate of 10%. The loan originally had a term of 90 days, but was extended by mutual agreement to 180 days. The proceeds of the loan were used for the repayment of indebtedness and for general working capital purposes. This short term-loan was repaid in full out of the proceeds from a convertible note investment by Gateway made in September 1999 as discussed below.

     In September 1999, the Company formed a strategic alliance with Gateway which resulted in a $31 million investment by Gateway. Pursuant to a Convertible Loan Agreement (the "Loan Agreement"), the investment was in the form of a 10% Convertible Promissory Note. The Note bears interest at 10% per annum with interest payable quarterly. The Note matures on March 16, 2001. The Note is initially convertible at $11.02 (the "initial Conversion Price") subject to stock-splits, stock dividends, rights offering by the Company and certain combinations, capitalizations, reclassifications, extraordinary distributions and other similar events. Under the terms of the Agreement, beginning six months after the Closing Date, Gateway may demand registration of the securities underlying the Note. William C. St. Laurent and Georges C. St. Laurent, III, the Company's President and Chief Executive Officer, jointly and severally, have guaranteed $11,000,000 of the Note. Messrs. St. Laurent have agreed to vote their shares in favor of any transaction contemplated by the Loan Agreement, at any meeting, for the purpose of issuing in excess of 19.9% of the Company's common stock.

     The Company also was granted an option, exercisable at the Company's election, to acquire certain exclusive territorial rights in Brazil from Gateway. For this option, the Company issued 538,284 shares of the Company's common stock to Gateway.

     Gateway was also granted an option, exercisable within two years from the Closing Date, to engage in the following transactions with the Company: (i) extend an additional $40 million convertible loan to the Company on the same terms and conditions as the Note, with a conversion price equal to the lower of
(x) $11.02 per share or (y) a 20% premium over the then market value of the Company's common stock as reported on the Nasdaq Stock Market determined by taking the arithmetic average of the closing price of the Company's common stock for a period of twenty (20) trading days preceding the date on which Gateway gives notice of its intent to exercise this option and/or (ii) subject to compliance with applicable law, enter into a merger agreement whereby the Company's shareholders shall have the option to (x) exchange their shares for $14.00 per share in cash or (y) one share of a new callable putable common stock (the "New Stock"). The New Stock shall have a call provision whereby Gateway will have the right to call 100% (and not less than 100%) of the New Stock, including all vested options, which it does not already own, at a price which shall be determined by the Company's performance. The New Stock shall also have a put provision whereby the New Stock holders will have the right to put annually to Gateway 100% (and not less than 100%) of their New Stock, including all vested dilutive options and warrants, at a price which shall be determined by the Company's performance.

     During the year ended December 31, 1999, the Company purchased products valued at $2,640,000 from Gateway. At December 31, 1999, the Company had an outstanding accounts payable to Gateway of $487,000.

     In March 2000, the Company entered into a $10.0 million loan agreement with Gateway for the purchase of components. The one year loan bears interest at 10% per year payable quarterly. At the option of Gateway, the principal and/or interest on the note is convertible into the common stock of the Company if not repaid at maturity.

     During 1999, the Company made loans to Georges C. St. Laurent III, the Company's Chairman of the Board and Chief Executive Officer. The highest amount outstanding during the year was approximately $650,000. The balance outstanding at December 31, 1999 was $179,093.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has approved and recommends the appointment of Pannell Kerr Forster PC as independent auditors of the Company for the fiscal year ending December 31, 2000.

     Although the Board of Directors of the Company is submitting the appointment of Pannell Kerr Forster PC for shareholder approval, it reserves the right to change the selection of Pannell Kerr Forster PC as auditors, at any time during the fiscal year, if it deems such change to be in the best interests of the Company, even after shareholder approval. One or more Representatives of Pannell Kerr Forster PC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF PANNELL KERR FORSTER PC AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL THREE
                         INCREASE OF AUTHORIZED SHARES

     By act of Unanimous Written Consent on April 28, 2000, the Board of Directors proposed an amendment to the Articles of Incorporation pursuant to which the number of authorized shares of common stock would be increased from 30,000,000 shares to 60,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the shareholders at the Annual Meeting for their approval and adoption. If the proposed amendment is approved and adopted by the shareholders of Vitech America, the newly authorized shares of common stock will have voting and other rights identical to the currently authorized shares of common stock. The proposed amendment to the Articles of Incorporation is attached hereto as Appendix A.

     Of the 30,000,000 currently authorized shares of common stock, 16,345,939 shares were issued and outstanding as of April 26, 2000. As of April 28, 2000, an aggregate of 10,506,499 additional shares of common stock had been reserved for issuance as follows: (i) an aggregate of approximately 5,612,378 shares of common stock issuable in connection with outstanding options and warrants to purchase shares of common stock, (ii) an aggregate of approximately 262,873 shares of common stock issuable in connection with options granted or to be granted under the 1996 Stock Option Plan, as amended and (iii) an aggregate of approximately 4,631,248 shares of common stock issuable upon exercise of convertible notes.

     We have also executed a letter of intent with Joseph Charles & Assoc., Inc. to underwrite a public offering of $25.0 million dollars, which would require us to issue at least 5,521,201 shares based upon our stock price at April 28, 2000.

     The Board of Directors believes that it is in it's best interests that Vitech have the flexibility to issue a substantial number of additional shares of common stock as needs arise without further shareholder action unless required by applicable law, regulation, listing requirements of the Nasdaq Stock Market or the Articles of Incorporation. Other than as described above and the proposed public offering, Vitech has no agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors believes that the current number of authorized and unreserved shares of common stock are insufficient to meet our future needs. The availability of additional shares will enhance Vitech's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of businesses, property or securities, financings, employee benefit programs, and other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of shareholders.

     If this proposal is approved, the Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares of common stock in future transactions unless required by law, the Articles of Incorporation, the listing requirements of the Nasdaq Stock Market, or unless Vitech deems it advisable to qualify an employee benefit plan in accordance with applicable rules of law. Further, the Board of Directors does not intend to issue any shares of common stock to be authorized under this proposal except upon the terms the Board of Directors deems to be in the best interests of Vitech and its shareholders.

     The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on shareholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the common stock. Holders of common stock have no preemptive rights.

     The availability for issuance of additional shares of common stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of Vitech. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Vitech. The issuance of additional shares of common stock also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the shareholders. Vitech is not aware of any efforts to obtain control of Vitech.

     A copy of the amendment is attached to this Proxy Statement as Exhibit A. The amendment to the Company's Articles of Incorporation will require the affirmative vote of a majority of the outstanding shares of the Company's common stock on the record date.

     THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER ONE TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 OTHER MATTERS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

                 SHAREHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company, at its principal executive offices not later than January 16, 2001, for inclusion in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Shareholders.

     In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than March 31, 2001.

                    AVAILABILITY OF FORM 10-K ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999, and including related exhibits as filed with the Securities and Exchange Commission, are available without charge to shareholders upon request to Secretary, 2190 Northwest 89th Place, Miami, Florida 33172-2427.

                                          By Order of The Board of Directors,

                                          EDWARD A. KELLY
                                          Secretary

Miami, Florida
May 15, 2000

                                                                       EXHIBIT A

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              VITECH AMERICA, INC.

     Pursuant to Section 607.1006 of the Business Corporation Act of the State
of Florida, the undersigned                of VITECH AMERICA, INC., a
corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify:

     FIRST: That pursuant to an act of Unanimous Written Consent of the Board of Directors on April 28, 2000, and a meeting of the Shareholders of said Corporation, on June 5, 2000, the Directors and Shareholders approved the amendments to the Corporation's Articles of Incorporation as follows:

     Article III of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                  ARTICLE III

          The maximum number of shares of stock that this corporation is authorized to issue and have outstanding at any one time shall be sixty million (60,000,000) shares of Common Stock, no par value, and three million (3,000,000) shares of Preferred Stock, no par value.

          Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creating and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

     SECOND: The foregoing amendment was adopted by way of Unanimous Written Consent of the Directors on April 28, 2000 and a majority of the Shareholders of the Corporation at a meeting held on June 5, 2000, which shares consenting and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being the                of this
Corporation, has executed these Articles of Amendment as of June   , 2000.

                                          VITECH AMERICA, INC.

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

       This Proxy is Solicited By And On Behalf Of The Board of Directors
                              VITECH AMERICA, INC.
            Proxy -- Annual Meeting of Stockholders -- June 5, 2000

         The undersigned, revoking all previous proxies, hereby appoint(s) William C. St. Laurent, with full power of substitution, to represent and to vote all Common Stock of Vitech America, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Miami, Florida on Monday, June 5, 2000, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described on the reverse side are expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS (2) AND (3).

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              VITECH AMERICA, INC.


                                  June 5, 2000


                Please Detach and Mail in the Envelope Provided


[X] Please mark your
    votes as in this
    example.

                       VOTE FOR all
                    nominees listed at         VOTE
                     right (except as        WITHHELD     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                      marked to the          from all     ELECTION OF ALL  DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND FOR
                     contrary below)         nominees     PROPOSAL (2).
(1) Election of          [ ]                  [ ]         Nominees
    Directors of                                               Georges C. St. Laurent, III
    the Company.                                               William C. St. Laurent
                                                               H.R. Shepard
VOTE FOR all nominees listed at right, except vote             Francisco Suarez Warren
withheld from the following nominee(s) (if any).               William Robin Blackhurst

---------------------------------------------------

(2) Proposal to ratify the appointment of Pannell Kerr Foratar PC as auditors of the Company's financial statements for the fiscal year ending December 31, 2000.

            FOR              AGAINST              ABSTAIN
            [ ]                [ ]                  [ ]

(3) Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares from 30,000,000 to 60,000,000.

            FOR              AGAINST              ABSTAIN
            [ ]                [ ]                  [ ]

(4) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

         At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND "FOR" THE APPROVAL OF PROPOSALS (2) AND (3).

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1999 Annual Report on Form 10-K/A.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.




______________________        _____________________________________          _____________________________    Dated: ________, 2000
     SIGNATURE                     SIGNATURE, IF HELD JOINTLY                      (PLEASE PRINT NAME)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
